Schedule A
TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES
Fund: Transamerica MS Capital Growth VP
Security Description: Common Stock

Issuer:	Snap Inc.
Offering Type: US Registered
(US Registered, Eligible Muni, Eligible Foreign, 144A)



REQUIRED INFORMATION

 1. Offering Date

 2. Trade Date

 3. Unit Price of Offering

 4. Price Paid per Unit

 5. Years of Issuer's Operations

 6. Underwriting Type

 7. Underwriting Spread

 8. Total Price paid by the Fund

 9. Total Size of Offering

10. Total Price Paid by the Fund
plus Total Price Paid for same
securities purchased by the same
Sub-Adviser for other investment
companies

11. Underwriter(s) from whom the
Fund purchased (attach a list of
all syndicate members)

12. If the affiliate was lead or
co-lead manager, was the instruction
listed below given to the broker(s)
named in #11? ****



ANSWER

03/02/2017

03/02/2017

$17.00

$17.00

3+

Firm

$0.425

$1,294,618

$3,400,000,000

$42,500,000

Goldman Sachs

Yes



APPLICABLE RESTRICTION

None

Must be the same as #1

None

Must not exceed #3

Must be at least three years *

Must be firm

Sub-Adviser determination to be made

None

None

#10 divided by #9 must not exceed 25% **

Must not include Sub-Adviser affiliates ***

Must be "Yes" or "N/A"



In Compliance
(Yes/No)

N/A

Yes

N/A

Yes

Yes

Yes

Yes

N/A

N/A

Yes

Yes

Yes


The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.



	       Sub-Adviser

*	Not applicable to munis. In the case of
munis, (a) they must be sufficiently liquid that
they can be sold at or near their carrying value
within a reasonably short period of time and (b)
either: (i) they must be subject to no greater
than moderate credit risk; or (ii) if the issuer
of the municipal securities, or the entity supplying
the revenues or other payments from which the issue
is to be paid, has been in continuous operation for
less than three years, including the operation of
any predecessors, they must be subject to a minimal
or low amount of credit risk.   With respect to (b),
circle (i) or (ii), whichever is met.

**	If an eligible Rule 144A offering, must not
exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

***	For munis purchased from syndicate manager,
check box to confirm that the purchase was not
designated as a group sale.  [    ]

****	The Sub-Adviser's affiliate cannot receive
any credit for the securities purchased on behalf of the Fund.